SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2020

BioMarin Pharmaceutical Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-26727	68-0397820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Lindaro Street, San Rafael, California	94901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 506-6700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	BMRN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 19, 2020, BioMarin Pharmaceutical Inc. (the “Company”) issued an additional $50 million principal amount of its 1.25% Senior Subordinated Convertible Notes due 2027 (the “Additional Notes”). The issuance of the Additional Notes was pursuant to the initial purchasers’ full exercise of their 13-day option to purchase additional notes granted in the previously announced original offering of an aggregate of $550 million principal amount of 1.25% Senior Subordinated Convertible Notes due 2027 (the “Original Notes” and, together with the Additional Notes, the “Notes”). The Additional Notes were issued pursuant to that certain Indenture, dated May 14, 2020 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee, pursuant to which the Original Notes were issued, and have identical terms to the Original Notes. The Indenture and the Notes are each as described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 14, 2020 (the “Prior 8-K”), which is incorporated herein by reference.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Indenture, including the Form of Global Note attached as Exhibit A thereto, which was filed as Exhibit 4.1 to the Prior 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Additional Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement dated May 11, 2020 by and among the Company and the initial purchasers. The shares of the Company’s common stock (the “Common Stock”) issuable upon conversion of the Additional Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of the Common Stock are issued upon conversion of the Additional Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes, and any resulting issuance of shares of the Common Stock.

Item 8.01	Other Events.

On May 19, 2020, the Company issued a press release announcing the closing of its offering of the Additional Notes, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated May 19, 2020, issued by BioMarin Pharmaceutical Inc.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: May 19, 2020	By:	/s/ G. Eric Davis
G. Eric Davis
Executive Vice President, General Counsel